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                                                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Registration Statement No. 333-______ of Annaly Mortgage Management, Inc. of our report dated February 5, 1999 which is incorporated by reference, and to the reference to us under "Experts" which is included in, the Prospectus, which is also included in such Registration Statement.


Deloitte & Touche LLP
New York, New York
August 27, 1999